UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway
Suite 2600
Saint Louis, MO 63102
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 8, 2017, Foresight Energy LP (the “Partnership”) announced that its wholly-owned subsidiaries Foresight Energy LLC, a Delaware limited liability company (the “Issuer”), and Foresight Energy Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), commenced a series of transactions (the “Refinancing Transactions”) comprising a refinancing of the following indebtedness:

●	the Issuers’ Second Lien Senior Secured PIK Notes due 2021 (the “Second Lien Notes”);
●	the Issuers’ Second Lien Senior Secured Exchangeable PIK Notes due 2017 (the “Exchangeable PIK Notes”); and
●	the Issuer’s outstanding credit facilities (the “Existing Credit Facilities” and, together with the Second Lien Notes and the Exchangeable PIK Notes, the “Existing Indebtedness”), including the revolving credit facility (the “Existing Revolving Credit Facility”) and the term loan (the “Existing Term Loan”).

As previously disclosed, the Issuers will use, among other previously disclosed sources of funds, the proceeds from (i) the New Notes (as defined below) and (ii) a senior secured first-priority term loan (the “New Term Loan” and, together with the New Notes, the “New Indebtedness”) to refinance the Existing Indebtedness.

Item 1.01 Entry into a Material Definitive Agreement.

Note Purchase Agreement

On March 16, 2017, the Partnership, the Issuers and the wholly-owned domestic restricted subsidiaries of the Issuers that will guarantee the New Term Loan (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with a representative of the initial purchasers named therein (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase, and the Issuers have agreed to sell, $425.0 million aggregate principal amount of the Issuers’ 11.50% senior secured second lien notes due 2023 (the “New Notes”) at an issue price of 99.25%, plus accrued and unpaid interest, if any. The Initial Purchasers intend to resell the New Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the “Offering”).

The closing of the Offering is expected to occur on March 28, 2017, and is subject to a number of conditions, including the substantially concurrent closing of the New Term Loan. The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type. In addition, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

In the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Issuers (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Issuers. The Initial Purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The New Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. Any New Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This Current Report (as defined below) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Letter Agreement Amendment

On March 13, 2017, the Partnership, Foresight Reserves, LP (“Reserves”), certain investors in Reserves (together with Reserves, the “Reserves Investor Group”) and Murray Energy Corporation (“Murray” and, together with the Partnership and the Reserves Investor Group, the “Parties”) entered into the Amendment (the “Amendment”) to Letter Agreement, dated as of August 30, 2016 (the “Letter Agreement”), among the Parties. Reserves and Murray are significant equity holders in the Partnership and in the Partnership’s general partner.

In lieu of the Reserves Investor Group’s notice and certain other rights provided in the Letter Agreement, the Amendment provides that the Reserves Investor Group may participate as a lender or purchaser, as applicable, in the New Term Loan and the New Notes, and such opportunity was provided. A member of the Reserves Investor Group is expected to purchase an aggregate principal amount of up to $20.0 million of the New Notes in the offering and such purchase will be on the same terms and through the same process as other purchasers in respect of the New Notes.

The Partnership and its affiliates may not change the terms of such financing prior to the closing thereof without the consent of the Reserves Investor Group. Furthermore, the Partnership and its affiliates may not amend, replace, refinance, retire, redeem, purchase, sell, incur or issue any debt (other than trade accounts payable, letters of credit, guaranties and similar debt incurred in the ordinary course of business), except (i) in connection with the Refinancing Transactions, (ii) under the Existing Revolving Credit Facility as it exists at the time of the Amendment or (iii) under the Partnership’s accounts receivable financing facility as it exists at the time of the Amendment.

The foregoing description of the Amendment contained within this Current Report on Form 8-K (this “Current Report”) is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference to this Current Report.

Item 8.01 Other Events.

On March 17, 2017, the Partnership issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Current Report.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains, and oral statements made from time to time by our representatives may contain, forward-looking statements regarding, among other things, our expected financial results and our expectations regarding possible financing transactions and agreements related thereto . You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable words and phrases. Any forward-looking statement speaks only as of the date on which we make it and is based upon our historical performance and on current plans, estimates and expectations. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.

Our future results and financial condition may differ materially from those we currently anticipate as a result of the various factors, many of which are outside our control. Furthermore, the successful consummation of the transactions and agreements described herein on the terms described herein, or at all, is subject to, among other things, capital market conditions, agreement on principal terms between the parties, successful negotiation of definitive documentation and any conditions contained therein, all of which is not solely within our control. Other factors that could affect the foregoing include, but are not limited to, the market price for coal, the supply of, and demand for, domestic and foreign coal, competition from other coal suppliers, the cost of using the availability of other fuels, the effects of technological developments, advances in power technologies, the efficiency of our mines, the amount of coal we are able to produce from our properties, operating difficulties and unfavorable geologic conditions and other uncertainties. These factors should be read in conjunction with the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016 (filed with the SEC on March 1, 2017).

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment to Letter Agreement, dated as of March 13, 2017 by and among Foresight Reserves, LP, for itself and as attorney in fact for the Other Investors, Murray Energy Corporation and Foresight Energy LP
99.1	Press Release, dated March 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP

By:	Foresight Energy GP LLC,
its general partner

By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer

Date: March 17, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment to Letter Agreement, dated as of March 13, 2017 by and among Foresight Reserves, LP, for itself and as attorney in fact for the Other Investors, Murray Energy Corporation and Foresight Energy LP
99.1	Press Release, dated March 17, 2017.